PROMISSORY NOTE

DATE: DECEMBER 29, 2010

PLACE: ATHENS, GREECE

MATURITY DATE: ON OR BEFORE DECEMBER 31, 2013

FOR VALUE RECEIVED, Acrongenomics, Inc., promise to pay on or before December 31, 2013 to Inter Jura Cy (Services) Ltd. ("Lender") at 1 Lambousa Street, 1095 Nicosia, Cyrus, or as otherwise directed, the principal sum of Two Million Dollars ($2,000,000) USD, together with interest thereon at a rate equal to four (4%) percent per annum compounded annually, until the balance of principal and interest outstanding shall be paid in full. The borrower agrees to pay the interest on maturity.

Acrongenomics Inc. will have the option and right at any time until this note is fully paid to convert any amount outstanding under this Promissory Note including accrued interest into common shares of Acrongenomics Inc.The conversion will be deemed to occur at the average of the three prior day closing price (the "Average Price") of Acrongenomics Inc. shares on the OTCBB or any other stock exchange or trading market where Acrongenomics Inc. shares are listed for trading. Acrongenomics Inc. may deliver a notice of such conversion (the "Conversion Notice") to the Lender at any time before maturity of this note, together with a calculation of the amount converted, the Average Price and the number of common shares to be issued (the "Payment Shares"). Upon issuance and delivery of the Payment Shares to the Lender, the amount of this Promissory Note indicated in the Conversion Notice will be deemed satisfied and fully paid.

The Lender acknowledges that the Payment Shares may be restricted and not freely tradable at the time of their issuance. The Lender will comply with all applicable laws in selling the Payment Shares.

The undersigned hereby waive presentment, notice of dishonor, protest and notice of protest on this note.

DATED effective December 29, 2010.

Acrongenomics, Inc.

Per: /s/ Platon Tzouvalis
Platon Tzouvalis, President

Per: /s/ Evan T. Manolis
Evan T Manolis, Chairman

Per: /s/ Ron Lizee
Ron Lizee, CFO

Per: /s/ Mano Topoglidis
Dr. Manos Topoglidis, CTO

CW3956832.1